UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008

Zhongpin Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-112111 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)		(Zip Code)

011 86 374-6216633
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 6, 2008, Yuanmei Ma resigned as our Chief Financial Officer, Vice President and Treasurer. In her letter of resignation, Ms. Ma stated that she was resigning for personal reasons. To our knowledge, her resignation was not tendered because of a disagreement relating to our operations, policies or practices.

Effective October 7, 2008, our board of directors appointed Feng Wang, 33, to serve as our Chief Financial Officer, Vice President and Treasurer. From November 2007 through October 2008, Mr. Wang served as Group Finance Controller at Agria Corporation, an agri-solutions provider that is listed on the New York Stock Exchange. From September 2006 through November 2007, Mr. Wang served as Deputy Chief Financial Officer at Beijing Media Company, an adverting sales company that is listed on the Stock Exchange of Hong Kong. From January 2005 until July 2006, Mr. Wang served as Finance Director of Mediact Jingwen Media Group, a music publishing, advertising and public relations company located in Beijing. From May 2003 until November 2004, Mr. Wang pursued his Master’s of Business Administration at China Europe International Business School in Shanghai and was an exchange student at The Michael Smurfit Business School at University College in Dublin, Ireland. From August 1998 through May 2003, Mr. Wang served as an Auditor and Senior Auditor at top-ranked audit firms PricewaterhouseCoopers and Ernst & Young. Mr. Wang is licensed as a certified public accountant in the United States and the People’s Republic of China.

On October 9, 2008, we issued a press release announcing the appointment of Mr. Wang as our new Chief Financial Officer, Vice President and Treasurer. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Document
99.1	Press Release of Zhongpin Inc., dated October 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC.
(Registrant)
	By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer
Dated: October 9, 2008